Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2023 Second Quarter Financial Results

•Q2 Revenue of $3.0 million and Year to Date Revenue of $5.5 million
•Company announces signing of new customer agreement with a regional Medicaid health plan
•Company completes reverse stock split of its common stock at a ratio of 1:6
•Company announces achievement of certification as a Credentials Verification Organization (CVO) by the National Committee for Quality Assurance (NCQA)

Henderson, NV – August 9, 2023 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the second quarter ended June 30, 2023.

Management Commentary

“We are encouraged by our new customer agreement and other positive developments in our pipeline, which we believe validate our go-to-market strategy that positions us for a return to growth,” said Brandon LaVerne, the Company’s Chief Executive Officer and Chief Operating Officer. “Our suite of customized solutions provides our prospects and customers flexible options for engaging their members in need of our support and furthers our mission to help improve the health and save the lives of as many people as possible. We remain focused on delivering innovative behavioral health care solutions, improved clinical outcomes, and tangible cost savings to our customers.”

Second Quarter 2023 Financial Results Highlights

All common share and per share amounts presented herein for all periods have been retroactively adjusted to reflect the impact of the reverse stock split (see below for more information).

•Revenue for the second quarter of 2023 was $3.0 million, representing a 24% decrease compared to the same period in 2022.
•Operating loss for the second quarter of 2023 was $(4.6) million compared to an operating loss of $(11.9) million for the same period in 2022.

•Adjusted EBITDA for the second quarter of 2023 was $(3.1) million compared to adjusted EBITDA of $(8.6) million for the same period in 2022.
•Net loss for second quarter of 2023 was $(6.8) million, or a $(1.84) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(15.1) million, or a $(4.97) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2022.
•Non-GAAP net loss for second quarter of 2023 was $(5.9) million, or a $(1.66) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(10.9) million, or a $(3.78) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2022.
Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

Second Quarter 2023 and Recent Operating Highlights

•On July 24, 2023, the Company entered into an agreement with a prominent regional Medicare Medicaid health plan for our Wholehealth+ and Ontrak Engage solutions. The agreement is pending state approval and is expected to launch in the fourth quarter of 2023.
•Total enrolled members in our WholeHealth+ program numbered 1,889 at the end of Q2 2023, compared to 1,526 at the end of Q1 2023 and 2,094 at the end of Q2 2022.
•On June 23, 2023, the Company and Acuitas Capital, LLC (“Acuitas”), an entity indirectly wholly owned and controlled by Terren S. Peizer, the Company’s largest stockholder and former Chief Executive Officer and Chairman, entered into a Fourth Amendment to the Master Note Purchase Agreement entered into between the Company and Acuitas in April 2022 (the "Fourth Amendment," and as amended to date, the “Keep Well Agreement”), pursuant to which, among other things: a) the Funding Structure was changed to provide the terms for the remaining $6.0 million to be funded thereunder as follows: $4.0 million was to be funded on June 1, 2023 and $2.0 million was to be funded on September 1, 2023. Under the Fourth Amendment, in lieu of the $6.0 million being funded as described above, Acuitas agreed to deliver to the Company for deposit by the Company into a segregated account established by the Company (the proceeds so deposited, the “Escrowed Funds” and the account into which the proceeds are so deposited, the “Escrow Account”): (i) $4.0 million on June 23, 2023 (deposit received by Company on June 26, 2023); and (ii) $2.0 million on September 1, 2023; and b) the maturity date of the Keep Well Notes was extended from June 30, 2024 to September 30, 2024.
•On July 27, 2023, the Company filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware implementing a reverse split at ratio of 1:6. Any fractional share of the Company's common stock resulting from the reverse split was automatically rounded up to the nearest whole share. The Company's common stock began trading on the NASDAQ Capital Market on a post-split basis at the open of trading on July 28, 2023, and continues to trade under the symbol “OTRK,” but has been assigned a new CUSIP number (683373302).
•The Company announced breakthrough increase in behavioral health diagnosis, with 42% of members diagnosed with Substance Use Disorder, 27% of member diagnosed with Depression, 27% of member diagnosed with Bipolar Disorder, 21% of members diagnosed with Anxiety and 20% of members diagnosed with Schizophrenia did not have their respective diagnosis prior to enrollment in Ontrak’s Wholehealth+ program.

•The Company achieved certification as a CVO by the NCQA for the element of license to practice. This certification further validates Ontrak's commitment to maintaining the highest standards of quality and compliance in its suite of health care solutions, enabling its customers and prospects to effectively meet their accreditation goals.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the year ending December 31, 2023, the Company reaffirms its estimate of revenue in the range of $12 to $14 million. The foregoing estimate is based on existing and currently planned enrollment launches, currently anticipated program expansions with current health plan partners, current expectations with the Company’s existing customers regarding outreach pool, budget considerations and timing of expansions.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the expectations around state approval and timing of launch of the new customer contract, the Company’s belief that its strategy will accelerate the Company’s return to growth, maximize the Company’s differentiated platform, and strengthen the Company’s position, the Company’s expectations regarding reductions in costs resulting from its cost saving measures, and the Company’s estimated revenue for 2023. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the outcomes of ongoing legal proceedings brought by the U.S. Department of Justice and the Securities and Exchange Commission against the Company’s largest stockholder and former Chief Executive Officer and Chairman, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks resulting from the COVID-19; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, write-off of debt issuance costs, restructuring, severance and related costs, gain on termination of operating lease, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, write-off of debt issuance costs, restructuring, severance and related costs, gain on termination of operating lease and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$2,960	$3,903	$5,489	$9,161
Cost of revenue	804	2,206	1,651	5,052
Gross profit	2,156	1,697	3,838	4,109

Operating expenses:
Research and development	1,537	2,852	3,181	6,280
Sales and marketing	837	1,306	1,827	2,742
General and administrative	4,410	9,449	10,228	20,142
Restructuring, severance and related charges	—	—	457	—
Total operating expenses	6,784	13,607	15,693	29,164
Operating loss	(4,628)	(11,910)	(11,855)	(25,055)

Other (expense) income, net	(5)	(1,972)	286	(1,972)
Interest expense, net	(2,223)	(1,156)	(3,617)	(2,556)
Loss before income taxes	(6,856)	(15,038)	(15,186)	(29,583)
Income tax benefit (expense)	100	(20)	80	(120)
Net loss	(6,756)	(15,058)	(15,106)	(29,703)
Dividends on preferred stock - declared and undeclared	(2,238)	(2,238)	(4,477)	(4,477)
Net loss attributable to common stockholders	$(8,994)	$(17,296)	$(19,583)	$(34,180)

Net loss per common share, basic and diluted	$(1.84)	$(4.97)	$(4.09)	$(9.86)

Weighted-average common shares outstanding, basic and diluted	4,887	3,481	4,787	3,467

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$6,094	$5,032
Restricted cash - current	4,000	4,477
Receivables, net	282	973
Unbilled receivables	364	453
Deferred costs - current	188	156
Prepaid expenses and other current assets	2,925	3,168
Total current assets	13,853	14,259
Long-term assets:
Property and equipment, net	2,003	2,498
Restricted cash - long-term	—	204
Goodwill	5,713	5,713
Intangible assets, net	515	1,125
Other assets	310	1,326
Operating lease right-of-use assets	216	632
Total assets	$22,610	$25,757

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,590	$1,927
Accrued compensation and benefits	681	1,987
Deferred revenue	308	326
Current portion of operating lease liabilities	50	653
Other accrued liabilities	7,116	4,576
Total current liabilities	9,745	9,469
Long-term liabilities:
Long-term debt, net	11,913	10,065
Long-term operating lease liabilities	196	546
Total liabilities	21,854	20,080
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 4,887,874 and 4,527,914 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	458,600	448,415
Accumulated deficit	(457,847)	(442,741)
Total stockholders' equity	756	5,677
Total liabilities and stockholders' equity	$22,610	$25,757

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(15,106)	$(29,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,543	5,063
Write-off of debt issuance costs	—	2,023
Paid-in-kind interest expense	1,936	—
Gain on termination of operating lease	(471)	—
Depreciation expense	590	1,424
Amortization expense	2,382	1,310
Change in fair value of warrant liability	12	(51)
401(k) employer match in common shares	—	363
Common stock issued for consulting services	—	102
Changes in operating assets and liabilities:
Receivables	691	2,340
Unbilled receivables	89	2,484
Prepaid expenses and other current assets	326	2,136
Accounts payable	(371)	442
Deferred revenue	(18)	(119)
Leases liabilities	(142)	(12)
Other accrued liabilities	(1,529)	(2,017)
Net cash used in operating activities	(10,068)	(14,215)
Cash flows from investing activities
Purchase of property and equipment	(123)	(754)
Net cash used in investing activities	(123)	(754)
Cash flows from financing activities
Proceeds from Keep Well Notes	8,000	—
Proceeds from Keep Well Agreement held in escrow	4,000	—
Dividends paid	—	(2,239)
Repayments of 2024 Notes	—	(31,694)
Debt issuance costs	(98)	(440)
Finance lease obligations	(100)	(162)
Financed insurance premium payments	(1,229)	(1,505)
Payment of taxes related to net-settled stock awards	(1)	(3)
Net cash provided by (used in) financing activities	10,572	(36,043)
Net change in cash and restricted cash	381	(51,012)
Cash and restricted cash at beginning of period	9,713	65,946
Cash and restricted cash at end of period	$10,094	$14,934
Supplemental disclosure of cash flow information:
Interest paid	$45	$1,978
Income taxes (refunded) paid, net	(69)	130
Non-cash financing and investing activities:
Warrants issued in connection with Keep Well Notes (in 2023)/2024 Notes (in 2022)	$10,797	$458
Finance lease and accrued purchases of property and equipment	28	77
Common stock issued to settle contingent consideration	—	293
Accrued debt issuance costs	85	190

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating loss	$(4,628)	$(11,910)	$(11,855)	$(25,055)
Depreciation expense	295	773	590	1,424
Amortization expense (1)	351	410	742	805
EBITDA	(3,982)	(10,727)	(10,523)	(22,826)
Stock-based compensation expense	892	2,152	1,543	5,063
Restructuring, severance and related costs (2)	—	—	457	—
Adjusted EBITDA	$(3,090)	$(8,575)	$(8,523)	$(17,763)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(6,756)	$(15,058)	$(15,106)	$(29,703)
Stock-based compensation expense	892	2,152	1,543	5,063
Write-off of debt issuance costs	—	2,023	—	2,023
Restructuring, severance and related costs (2)	—	—	457	—
Loss (gain) on change in fair value of warrant liability	(7)	(51)	12	(51)
Gain on termination of operating lease (3)	—	—	(471)	—
Non-GAAP net loss	(5,871)	(10,934)	(13,565)	(22,668)
Dividends on preferred stock - declared and undeclared	(2,238)	(2,238)	(4,477)	(4,477)
Non-GAAP net loss attributable to common stockholders	$(8,109)	$(13,172)	$(18,042)	$(27,145)

Net loss per common share - basic and diluted	$(1.84)	$(4.97)	$(4.09)	$(9.86)
Non-GAAP net loss per common share - basic and diluted	(1.66)	(3.78)	(3.77)	(7.83)
Weighted-average common shares outstanding - basic and diluted	4,887	3,481	4,787	3,467
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to a reduction in workforce announced in March 2023 as part of Company's continued cost savings measure.
(3) Represents gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA in February 2023.